EXHIBIT 10.3

                              CONSULTING AGREEMENT
                                     BETWEEN
                                MR. JOHN MAXWELL
                                       AND
                           GREEN DOLPHIN SYSTEMS CORP.


         THIS CONSULTING AGREEMENT ("Agreement") is made and entered into in duplicate this 20th day of May 2003 ("Effective Date"), by and between Green Dolphin Systems Corp., a Delaware corporation ("Corporation"), on the one hand and John Maxwell an individual, ("Consultant"), on the other hand.

                                    RECITALS

A. As a result, the Board of Directors of the Corporation have determined that it is in the best interests of the Corporation and its shareholders that the Corporation retain the services of a Consultant to consult with the (i) Board of Directors of the Corporation ("Board"), (ii) officers of the Corporation, and (iii) administrative staff of the Corporation concerning issues which may occur relating to the business of the Corporation, including assisting the Corporation in preparing to expand its operations.

B. It is the desire of the Corporation to engage the services of the Consultant, on an independent contractor basis, to consult with the (i) Board (ii) officers of the Corporation, and (iii) administrative staff of the Corporation concerning issues which may occur relating to the business of the Corporation, including assisting the Corporation, in preparing to expand its operations.

C. NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES, COVENANTS AND UNDERTAKING SPECIFIED HEREIN AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES AGREE WITH EACH OTHER AS FOLLOWS:

1. Term of Agreement: This Agreement shall be in full force and effect commencing upon the date hereof and concluding at the close of business on the same date in 2004. The respective duties and obligations of the parties shall commence on the date specified in the Preamble of this Agreement and shall continue until the close of business on the same date in 2004.



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2.       Consideration: The Consultant shall receive from the Corporation an aggregate of Five Hundred Thousand Shares (500,000) of the Corporation's $0.001 par value common stock ("Shares") which shall be registered by the Corporation with the SEC on Form S-8 (the "Form S-8") of the Securities Act of 1933, as amended, as soon as practicable following the execution of this Agreement. The number of Shares which will be issued pursuant to this Agreement shall be adjusted to reflect any splits, recapitalization, reverse splits, capitalization's, mergers, consolidations, sale of assets or other corporate reorganizations. The Five Hundred Thousand Shares shall be delivered to the Consultant one day after the effectiveness of the Form S-8.

3. Minimum Amount of Service: The Consultant shall devote as much time as it deems necessary to the affairs of the Corporation as the Consultant, in the Consultant's sole discretion, determines to be necessary or appropriate; and the Consultant may represent, perform services for, and be employed by, any additional persons as the Consultant, in the Consultant's sole discretion, determines to be necessary or appropriate. The Consultant services to be performed shall include, but not be limited to:

         a. Marketing and Distribution: The Consultant shall assist the Corporation in the marketing and distribution of the Corporation and its product line.

         b. Networking: The Consultant may provide certain professional networking opportunities for the Corporation. Such opportunities may include introductions to, and the formulation and maintenance of relationships with, key business and potential buyers of the Corporation's product line in the United States and Europe.

         c. Distribution Network: The Consultant shall specifically assist the Corporation in identifying and developing a network of laundry and cleaning distributors to represent the Corporation's product line in North America and elsewhere as may be agreed to between the Consultant and the Corporation. The Consultant shall, among other things, attend laundry and dry cleaning trade shows and promote, introduce and supply product samples to prospective distributors. The Consultant shall not enter into agreements on behalf of the Corporation or bind the Corporation to any third party. The Corporation shall enter into such distribution agreements with distributors as it may determine in its sole discretion.


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4.       Hold Harmless: The Corporation and the Consultant also mutually agree to indemnify and hold harmless each party and each of its affiliates, counsel, stockholders, directors, officers, employees and controlling persons, with the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, for any violations of state or federal securities laws by either party or any of its officers, other employees, agents, affiliates, counsel, stockholders, directors, and controlling persons. The Corporation acknowledges and affirms that it will not request, require or otherwise induce Consultant to become involved in any activities whatsoever that would result in Consultant violating any provisions of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, including, but not limited to, the provisions of Form S-8, Regulations S-K and S-B, and the Corporation agrees to indemnify and hold harmless the Consultant from any violation thereof.

5. Confidentiality: Consultant agrees to keep confidential all material, non-public information provided to it by the Corporation, except as required by law or as contemplated by the terms of this Agreement. Notwithstanding anything to the contrary herein, Consultant may disclose non-public information to its agents and advisors whenever Consultant determines that such disclosure is necessary or advisable to provide the services contemplated hereunder, Consultant shall inform all parties who receive disclosure of non-public information or who have access to such information of the obligation of confidentiality, and shall inform the Corporation of any disclosure of non-public information to any party other than Consultant's independent public accountants or attorneys.

6. Notices: All notices, requests, demands or other communications pursuant to this Agreement shall be in writing or by telex or facsimile transmission and shall be deemed to have been duly given (i) on the date of service, if delivered in person or be telex or facsimile transmission (with the telex or facsimile confirmation of transmission receipt acting as confirmation of service when sent and provided telexed or telecopied notices are also mailed by first class, registered or certified mail, postage prepaid, and properly addressed as follows:

                  If to the Corporation:         Green Dolphin Systems Corp.
                                                 7160 Small Creek Way Drive
                                                 Powell, Tennessee, U.S.A. 37849
                                                 Telephone: (865) 947-0298
                                                 Fax:       (865) 947-3966
                  If to the Consultant:          John Maxwell
                                                 2 Harbour Park Crescent
                                                 Beaverton, Ontario L0K 1A0
                                                 Telephone:
                                                 Fax:

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or at such other address as the party affected may designate in a written notice to such other party in compliance with this paragraph.

7. Assignability: Neither party shall sell, assign, transfer, convey or encumber this Agreement or any right or interest in this Agreement or pursuant to this Agreement, or suffer or permit any such sale, assignment, transfer or encumbrance to occur by operation of law without the prior written consent of the other party. In the event of any sale, assignment, transfer or encumbrance consented to by such other party, the transferee or such transferee's legal representative shall agree with such other party in writing to assume personally, perform and be obligated by the covenants, obligations, warranties, representations, terms, conditions and provisions specified in this Agreement.

8. Termination: Green Dolphin Systems Corp., and Consultant may terminate this Agreement prior to the expiration of the Term upon thirty (30) days written notice with mutual written consent. Failing to have mutual consent, without prejudice to any other remedy to which the terminating party may be entitled, if any, either party may terminate this Agreement with thirty (30) days written notice under the following conditions:

         1.       By Green Dolphin Systems Corp.

         (i) If during the Primary Term of this Agreement or any Extension Period, Consultant is unable or fails to provide the Services as set forth herein for thirty (30) consecutive business days because of illness, accident, or other incapacity of Consultant's Personnel; or,

         (ii) If Consultant willfully breaches or neglects the duties required to be performed hereunder; or,

         (2)      By Consultant

         (i) If Green Dolphin Systems Corp., ceases business or sells a controlling interest to a third party, or agrees to a consolidation or merger of itself with or into another corporation, or enters into such a transaction outside of the scope of this Agreement, or sells substantially all of its assets to another corporation, entity or individual outside of the scope of this Agreement; or,

         (ii) If Green Dolphin Systems Corp., subsequent to the execution hereof institutes, makes a general assignment for the benefit of creditors, has instituted against it any bankruptcy, or is adjudicated a bankrupt; or,

         (iii) If any of the disclosures made herein or subsequent hereto by Green Dolphin Systems Corp., to Consultant are determined to be materially false or misleading.

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9.       Consent to Agreement: By executing this Agreement, each party, for itself, represents such party has read or caused to be read this Agreement in all particulars, and consents to the rights, conditions, duties and responsibilities imposed upon such party as specified in this Agreement.

Executed at Powell, Tennessee effective as of the date specified in the preamble of this Agreement.


GREEN DOLPHIN SYSTEMS CORP.                              JOHN MAXWELL
a Delaware corporation                                   an Individual



By: /s/ Nicholas Plessas                                 /s/ John Maxwell
    --------------------                                 ----------------
    Nicholas Plessas                                     John Maxwell
    President, Director                                  Consultant
    7160 Small Creek Way Drive
    Powell, Tennessee, U.S.A. 37849






























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